Special Meeting of Shareholders

PayPal Money Market Fund (the "Fund"), the sole series of PayPal Funds (the "Trust"), held a special meeting of shareholders on October 2, 2002. 165,494,583.24 shares were outstanding on August 20, 2002, the record date for shares eligible to vote at the meeting. 87,120,245.10 shares were represented at the meeting. The following actions were taken by shareholders:

Item 1:         The election of the Board of Trustees of the Trust.



                Nominees for Trustee                    Number of Shares
                Elected by All Shareholders             Affirmative             Withheld
John T. Story                                           87,120,245.10           301,404.87
Richard D. Kernan                                       87,080,025.70           313,078.45
Kevin T. Hamilton                                       87,122,525.70           300,877.03
Gregory N. River                                        86,948,619.40           206,838.92

Item 2: The  authorization  of the Board to adopt the Amended and Restated Trust
Instrument.

                                                         Number of Shares
                                                         Affirmative            Withheld
                                                        86,948,619.40           206,838.92

Item 3: The change in the investment objective of the Fund from fundamental to non- fundamental.

                                                        Number of Shares
                                                        Affirmative             Withheld
                                                        86,812,296              196,460.63

Item 4: The revision of certain fundamental investment policies of the Fund.

Item 4A: The revision of the fundamental investment policy of the Fund regarding concentration.

                                                       Number of Shares
                                                       Affirmative              Withheld
                                                       86,990,145.40            231,290.30

Item 4B: The revision of the fundamental investment policy of the Fund regarding real estate.

                                                       Number of Shares
                                                       Affirmative              Withheld
                                                       87,115,214               179,775.66


Item 4C: The revision of the fundamental investment policy of the Fund regarding commodities.

                                                      Number of Shares
                                                      Affirmative               Withheld
                                                      86,863,137.90             197,566.28

Item 4D: The revision of the fundamental investment policy of the Fund regarding underwriting.

                                                     Number of Shares
                                                     Affirmative                Withheld
                                                     86,965,095.50              204,360.45

Item 4E: The revision of the fundamental investment policy of the Fund regarding borrowing.

                                                    Number of Shares
                                                    Affirmative                 Withheld
                                                    86,918,232                  192,926.75

Item 4F: The revision of the fundamental investment policy of the Fund regarding issuing senior securities:

                                                   Number of Shares
                                                   Affirmative                  Withheld
                                                   86,957,581.30                235,321.76

Item 4G: The revision of the fundamental investment policy of the Fund regarding diversification.

                                                  Number of Shares
                                                  Affirmative                   Withheld
                                                  86,014,247.40                 59,418.11

Item 4H: The revision of the fundamental investment policy of the Fund regarding lending.

                                                  Number of Shares
                                                  Affirmative                   Withheld
                                                  85,946,985.90                 73,065.83

Item 5: The approval of a new investment advisory agreement between PayPal Funds and PayPal Asset Management.

                                                 Number of Shares
                                                 Affirmative                    Withheld
                                                 87,120,216.50                  191,306.55
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